Exhibit 99.1

For more information:	Investor Relations:
John Ritchie	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3239
650-357-3500

EFI REPORTS Q4 2009 RESULTS

Q4 marks company’s return to profitability and cash generation, delivering $0.05 of Non-GAAP EPS

Foster City, Calif. – January 21, 2010 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the fourth quarter of 2009. For the quarter ended December 31, 2009, the Company reported revenues of $114.0 million, compared to fourth quarter 2008 revenue of $135.3 million.

GAAP net loss was $(3.4) million or $(0.07) per diluted share in the fourth quarter of 2009, compared to a GAAP net loss of $(104.5) million or $(2.03) per diluted share for the same period in 2008.

GAAP net loss was $(2.2) million or $(0.04) per diluted share for the twelve months ended December 31, 2009, compared to a GAAP net loss of $(113.4) million or $(2.16) per diluted share for the same period in 2008.

Non-GAAP net income was $2.3 million or $0.05 per diluted share in the fourth quarter of 2009, compared to non-GAAP net income of $6.7 million or $0.13 per diluted share for the same period in 2008.

Non-GAAP net loss was $(10.7) million or $(0.22) per diluted share for the twelve months ended December 31, 2009, compared to non-GAAP net income of $41.2 million or $0.74 per diluted share for the same period in 2008.

“Our results continue to show improvement as we delivered 13% sequential revenue growth driven by a strong rebound in our Fiery business posting 26% quarter over quarter growth. In addition, we delivered on our commitment to return to profitability and generate cash in the fourth quarter” said Guy Gecht, CEO of EFI. “As we look to 2010, we will be focused on profitable growth while continuing to provide the print industries’ most innovative technology.”

EFI will discuss the Company’s financial results by conference call at 2:00 p.m. PDT today. Instructions for listening to the conference call over the Web are available on the investor relations portion of EFI’s website at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring and non-recurring costs, expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information to management and investors regarding non-cash expenses, significant recurring and non-recurring items that we believe are important to understanding our financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

We compute non-GAAP net income and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expense, as well as restructuring related and non-recurring charges and gains and the tax effect of these adjustments. Such non-recurring charges and gains include project abandonment costs, goodwill and asset impairment charges, costs related to our stock option review completed in 2008, certain legal settlements, and our sale of certain real estate assets. Examples of these excluded items are described below:

•	Amortization of acquisition-related intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Non-recurring charges and gains, including:

•	Restructuring related charges. We have incurred restructuring charges as we reduce the number and size of our facilities and the size of our workforce.

•	Asset impairment costs consist of equipment and non-cancellable purchase orders incurred relating to a planned product that was cancelled.

•

Gain on sale of building and land. On January 29, 2009, we sold a portion of the Foster City, California campus for a final amount of $137.3 million to Gilead Sciences, Inc., resulting in a gain on sale of approximately $80 million.

•	Goodwill impairment. In the fourth quarter of 2008, we recognized a goodwill impairment charge of approximately $104 million.

•	Tax effect of these adjustments.

These non-GAAP measures are not in accordance with or an alternative for GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding our focus on profitable growth, providing innovative technology, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, inaccurate data or assumptions; unforeseen expenses; the difficulty of aligning expense levels with revenue changes; execution of actions to reduce our operational costs and ability to maintain effective costs control measures; unexpected declines in revenues or increases in expenses; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; the market prices of the Company’s common stock; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; current world-wide financial, economic and political difficulties and downturns, including the ongoing contraction in credit markets, and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; uncertainty to accurately predict the outcome of foreign tax audits and determine our tax provisions; uncertainty regarding our effective tax rate in the future that may be impacted by various factors, including but not limited to new U.S. tax legislative proposals; failure to retain key employees; product cancellation costs; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; challenge of managing assets levels, including inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing and components supplying; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K, as amended, and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue	$113,998	$135,264	$401,108	$560,380
Cost of revenue	54,404	59,117	189,625	242,963

Gross profit	59,594	76,147	211,483	317,417
Operating expenses:
Research and development	26,586	34,280	110,822	140,437
Sales and marketing	26,417	28,750	102,001	119,400
General and administrative	8,995	7,066	35,032	47,685
Amortization of identified intangibles and in-process research & development	2,978	8,095	18,479	32,047
Restructuring and other	—	2,294	8,957	11,005
Goodwill and asset impairment	—	111,858	3,209	111,858

Total operating expenses	64,976	192,343	278,500	462,432

Loss from operations	(5,382)	(116,196)	(67,017)	(145,015)
Interest and other income, net:
Interest and other income (expense), net	353	(320)	3,061	11,939
Gain on sale of building & land	—	—	79,991	—

Total interest and other income, net	353	(320)	83,052	11,939

Income (loss) before income taxes	(5,029)	(116,516)	16,035	(133,076)
Benefit from (provision for) income taxes	1,622	12,002	(18,206)	19,632

Net loss	$(3,407)	$(104,514)	$(2,171)	$(113,444)

Fully Diluted EPS calculation
Net loss	$(3,407)	$(104,514)	$(2,171)	$(113,444)

Net loss per diluted common share	$(0.07)	$(2.03)	$(0.04)	$(2.16)

Shares used in diluted per share calculation	48,758	51,454	49,682	52,553

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Net loss	$(3,407)	$(104,514)	$(2,171)	$(113,444)

Amortization of identified intangibles	2,978	7,415	18,479	29,367
In-process research and development	—	680	—	2,680
Stock based compensation expense – Cost of revenue	267	448	1,074	2,471
Stock based compensation expense – Research and development	1,920	2,515	6,664	12,923
Stock based compensation expense – Sales and marketing	1,045	1,220	4,233	6,059
Stock based compensation expense – General and administrative	2,022	2,447	6,612	11,974
Option review costs	—	—	—	1,847
Legal reserve	—	(3,699)	(82)	(3,620)
Goodwill and asset impairment	—	111,858	3,208	111,858
Restructuring and other	—	2,294	8,957	11,005
Gain on sale of building & land	—	—	(79,991)	—

Tax effect of non-GAAP adjustments	(2,487)	(13,945)	22,274	(31,909)

Non-GAAP net income (loss)	$2,338	$6,719	$(10,743)	$41,210

After-tax adjustment of convertible debt-related expense	—	—	—	1,262

Income (loss) for purposes of computing non-GAAP net income (loss) per diluted common share	$2,338	$6,719	$(10,743)	$42,472

Non-GAAP net income (loss) per diluted common share	$0.05	$0.13	$(0.22)	$0.74

Shares used in per share calculation	50,490	52,551	49,682	57,236

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2009	December 31, 2008
Assets
Cash, cash equivalents and short-term investments	$204,201	$189,351
Accounts receivable, net	80,168	97,286
Inventories, net	48,786	48,785
Assets held for sale	—	55,367
Other current assets	15,291	20,013

Total current assets	348,446	410,802

Property and equipment, net	28,229	35,225
Restricted investments	56,850	56,850
Goodwill	122,840	122,581
Intangible assets, net	54,449	72,992
Other assets	50,367	53,498

Total assets	$661,181	$751,948

Liabilities & Stockholders’ equity
Accounts payable	$35,929	$44,634
Accrued and other liabilities	59,382	70,386
Income taxes payable	6,483	1,952

Total current liabilities	101,794	116,972
Long term taxes payable	36,961	33,758

Total liabilities	138,755	150,730
Total stockholders’ equity	522,426	601,218

Total liabilities and stockholders’ equity	$661,181	$751,948

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenue by Product
Fiery	$53,088	$70,191	$184,407	$278,738
Inkjet	46,835	47,775	159,732	219,960
Professional printing applications	14,075	17,298	56,969	61,682

Total	$113,998	$135,264	$401,108	$560,380

Revenue by Geographic Area
Americas	$61,945	$77,066	$229,294	$297,896
EMEA	37,389	42,006	122,696	194,474
Japan	10,144	13,824	35,041	52,048
Other international locations	4,520	2,368	14,077	15,962

Total	$113,998	$135,264	$401,108	$560,380